                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                               Apache Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          [APACHE CORPORATION LOGO]

                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400

                                                                  March 30, 1998

FELLOW SHAREHOLDERS:

     You are cordially invited to attend the annual meeting of shareholders of Apache Corporation to be held on Thursday, April 30, 1998, at 10:00 a.m. (Houston time), at the Doubletree Hotel at Post Oak, 2001 Post Oak Boulevard, Houston, Texas.

     At the annual meeting, shareholders will be asked to vote upon the election of four directors to the board of directors and approval of the 1998 Stock Option Plan, and to transact any other business that may properly come before the meeting. In addition to the scheduled items of business, management will present a brief report to shareholders on the Company's results and direction. I hope you will be able to attend.

     Whether or not you plan to be present at the annual meeting, please be sure to date, sign and promptly return the enclosed proxy card or voting instruction card, using the postage-paid business reply envelope provided, to ensure that your shares will be voted in accordance with your wishes.

                                          /S/ RAYMOND PLANK

                                          RAYMOND PLANK
                                          Chairman of the Board
                                            and Chief Executive Officer

                               APACHE CORPORATION
                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

TO THE SHAREHOLDERS OF APACHE CORPORATION:

     The 1998 annual meeting of shareholders of Apache Corporation, a Delaware corporation, will be held on Thursday, April 30, 1998, at 10:00 a.m. (Houston time), at the Doubletree Hotel at Post Oak, 2001 Post Oak Boulevard, Houston, Texas, for the following purposes:

          1. To elect four directors to serve until the annual meeting of shareholders in 2001;

          2. To approve the 1998 Stock Option Plan; and

          3. To transact any other business that may properly come before the meeting or any adjournment thereof.

     The board of directors of the Company has fixed the close of business on March 12, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of record of the Company's common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. The Company's stock transfer books will not be closed. A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any Apache shareholder at 2000 Post Oak Boulevard, Suite 100, Houston, Texas, for purposes pertaining to the annual meeting, during normal business hours for a period of ten days prior to the meeting.

     You are cordially invited to attend the annual meeting. Whether or not you expect to attend in person, you are urged to promptly sign, date and mail the enclosed proxy card so that your shares may be represented and voted at the annual meeting. You may revoke your proxy by following the procedures set forth in the accompanying proxy statement.

                                          By order of the Board of Directors

                                          APACHE CORPORATION

                                          /s/ C. L. Peper
                                          C. L. PEPER
                                          Corporate Secretary

Houston, Texas
March 30, 1998

                               APACHE CORPORATION
                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400

                                                                  March 30, 1998

                                PROXY STATEMENT

     This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the board of directors of Apache Corporation (the "Company"), a Delaware corporation, to be used at the 1998 annual meeting of shareholders and at any adjournment or postponement thereof. This proxy statement and the accompanying form of proxy were first mailed to the holders of the Company's common stock, par value $1.25 per share, on or about March 30, 1998.

                           PURPOSE OF ANNUAL MEETING

     Shareholders of the Company are scheduled to take action on the following items at the annual meeting:

          1. The election of four directors to serve until the annual meeting in 2001;

          2. To approve the 1998 Stock Option Plan; and

          3. The transaction of any other business that may properly come before the meeting or any adjournment thereof.

     As of the date of this proxy statement, the Company is not aware of any business to come before the annual meeting other than the election of directors and approval of the 1998 Stock Option Plan.

                            QUORUM AND VOTING RIGHTS

     The presence, in person or by proxy, of the holders of a majority of the votes represented by the outstanding shares of the Company's common stock is necessary to constitute a quorum at the annual meeting. The record date for determination of shareholders entitled to notice of and to vote at the annual meeting is the close of business on March 12, 1998. As of the record date, there were 98,583,981 shares of common stock issued and outstanding. Holders of shares of common stock are entitled to one vote per share at the annual meeting and are not allowed to cumulate votes in the election of directors. In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors.

     All shares of the Company's common stock represented by properly executed proxies will be voted in accordance with the instructions indicated unless the proxies have been previously revoked. Proxies on which no voting instructions are indicated will be voted FOR the election of the nominees for directors, FOR the approval of the 1998 Stock Option Plan, and in the best judgment of the proxy holders on any other matter that may properly come before the annual meeting. If a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares of common stock will not be considered present and entitled to vote with respect to that matter. If a shareholder indicates on a proxy card that such shareholder abstains from voting with respect to approval of the 1998 Stock Option Plan, those shares will be considered as present and entitled to vote with respect to that matter, and abstention will have the effect of a vote against approval of the 1998 Stock Option Plan.

                             REVOCABILITY OF PROXY

     Shareholders have the unconditional right to revoke their proxies at any time prior to the voting of their proxies at the annual meeting by (i) filing a written revocation with the corporate secretary of the Company at the address set forth above, (ii) giving a duly executed proxy bearing a later date, or
(iii) attending the annual meeting and voting in person. Attendance by shareholders at the annual meeting will not by itself revoke their proxies.

                            SOLICITATION OF PROXIES

     Solicitation of proxies for use at the annual meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company's common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses. The Company has retained Georgeson & Company Inc. to assist in soliciting proxies from brokers, bank nominees and other institutional holders for a fee not to exceed $7,500, plus expenses. All costs of the solicitation will be borne by the Company.

                             ELECTION OF DIRECTORS
                         (PROPOSAL NO. 1 ON PROXY CARD)

     The Company's bylaws provide that the board of directors shall consist of a minimum of seven and a maximum of 13 directors. The Company's certificate of incorporation provides that, as nearly as numerically possible, one-third of the directors shall be elected at each annual meeting of shareholders. Unless directors earlier resign or are removed, their terms are for three years, and continue thereafter until their successors are elected and qualify as directors. The affirmative vote of the holders of a plurality of the shares of common stock present, in person or represented by proxy, and entitled to vote at the annual meeting is required to elect directors to the board of directors.

     The present terms of directors Eugene C. Fiedorek, W. Brooks Fields, Mary Ralph Lowe, F. H. Merelli and Raymond Plank will expire at the 1998 annual meeting. Mr. Merelli was appointed by the board of directors in July 1997, to succeed Robert V. Gisselbeck who retired from the board in June 1997 after fifteen years of service.

     Mr. Fields, who has served as a director of the Company since 1973, has chosen not to stand for re-election and will retire from the board of directors effective as of the date of the 1998 annual meeting. In accordance with the Company's bylaws, the Company's board of directors will reduce the size of the board from 13 to 12 members upon Mr. Fields' retirement.

     Each of Mr. Fiedorek, Ms. Lowe, Mr. Merelli and Mr. Plank has been recommended by the Company's nominating committee and nominated by the board of directors for election by the shareholders to an additional three-year term. If elected, each will serve commencing upon his or her election and qualification until the annual meeting of shareholders in 2001.

     Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than four nominees. The board of directors knows of no proposed nominee for director who is unwilling or unable to serve.

                         INFORMATION ABOUT NOMINEES FOR
                             ELECTION AS DIRECTORS

     Certain biographical information, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years.

                                                              DIRECTOR
                                                               SINCE
                                                              --------
EUGENE C. FIEDOREK, 66, has been the managing director of       1988
  EnCap Investments L.C., a Dallas, Texas energy investment
  banking firm, since 1988. Mr. Fiedorek was the managing
  director of the Energy Banking Group of First RepublicBank
  Corp. in Dallas, Texas from 1978 to 1987. He is a director of Energy Capital Investment Company, a U.S. oil and gas
  investment firm listed on the London Stock Exchange, and
  Aviva Petroleum Corporation, Dallas, Texas. Mr. Fiedorek
  is a member of the audit committee.

MARY RALPH LOWE, 51, has been president and chief executive     1996
  officer of Maralo, Inc., a Houston, Texas independent oil
  and gas exploration and production company, and ranching
  operation, since 1988, and a member of its board of
  directors since 1975. Ms. Lowe is a member of the audit
  committee and the nominating committee.

F. H. MERELLI, 61, joined the Company's board of directors      1997
  in July 1997. Since 1992, he has been chairman of the
  board, president and chief executive officer of Key
  Production Company, Inc., a Denver, Colorado independent
  oil and gas exploration and production company. Formerly,
  he served as the Company's president and chief operating
  officer from 1988 to 1991. Prior to that, he was president and chief executive officer of Terra Resources, Inc., a
  Tulsa, Oklahoma oil and gas company, from 1979 to 1988.
  Mr. Merelli is a member of the executive committee.

RAYMOND PLANK, 75, has been chairman of the board of            1954
  directors and chief executive officer of the Company since
  1979, and served as the Company's president from 1954 to
  1979. Mr. Plank is a member of the executive committee and the nominating committee.

                               INFORMATION ABOUT
                              CONTINUING DIRECTORS

     Certain biographical information, including principal occupation and business experience during the last five years, for each continuing member of the board of directors whose term is not expiring at the 1998 annual meeting is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years.

                                                              DIRECTOR    TERM
                                                               SINCE     EXPIRES
                                                              --------   -------
FREDERICK M. BOHEN, 60, has been executive vice president       1981      2000
  and chief operating officer of The Rockefeller University
  since 1990. He was senior vice president of Brown
  University from 1983 to 1990, and served as vice president of finance and operations at the University of Minnesota
  from 1981 to 1983. Mr. Bohen was with the U.S. Department
  of Health, Education and Welfare as assistant secretary
  for management and budget from 1977 to 1981. He is a
  director of the College Construction Loan Insurance
  Association (Connie Lee), a director of Oppenheimer and
  Company, and a director of the Mexico Equity Income Fund,
  Inc. Mr. Bohen is chairman of the management development
  and compensation committee and chairman of the stock
  option plan committee.

G. STEVEN FARRIS, 50, has been president and chief operating    1994      1999
  officer of the Company since May 1994, and was elected to
  the Company's board of directors in December 1994. He was
  senior vice president of the Company from 1991 to 1994,
  and vice president--exploration and production from 1988
  to 1991. Prior to that, Mr. Farris was vice president of
  finance and acquisitions for Terra Resources, Inc., a
  Tulsa, Oklahoma oil and gas company, from 1983 to 1988,
  and executive vice president for Robert W. Berry, Inc., a
  Tulsa, Oklahoma oil and gas company, from 1978 to 1983.

RANDOLPH M. FERLIC, 61, retired in December 1993 from his       1986      1999
  practice as a thoracic and cardiovascular surgeon. He is
  the founder of Surgical Services of the Great Plains,
  P.C., and served as its president from 1974 to 1991. Dr.
  Ferlic is a member of the audit committee, the executive
  committee, and the nominating committee.

A. D. FRAZIER, JR., 53, became, in April 1997, president and    1997      1999
  chief executive officer of INVESCO, Inc., a U.S. affiliate of AMVESCAP, PLC, a London-based independent global
  investment management firm. He joined INVESCO in November
  1996 as executive vice president and a director of
  INVESCO, PLC. Mr. Frazier was chief operating officer of
  the Atlanta Olympic Games Committee from 1991 to October
  1996, and served as executive vice president, North
  American Banking Group, of First Chicago Corporation and
  First National Bank of Chicago from 1982 to 1991. He is
  also a director of AMVESCAP, PLC, Magellan Health
  Services, Inc., Atlanta, Georgia, and Rock-Tenn Company, a
  Norcross, Georgia manufacturer of packaging and paperboard products. Mr. Frazier is a member of the management
  development and compensation committee and the stock
  option plan committee.

STANLEY K. HATHAWAY, 73, has been a senior partner in the       1997      2000
  law firm of Hathaway, Speight & Kunz LLC since 1976. From
  June through October 1975, he served as the U.S. Secretary of the Interior, and was Governor of the State of Wyoming
  from 1967 to 1975. Mr. Hathaway is chairman of the audit
  committee.

                                                              DIRECTOR    TERM
                                                               SINCE     EXPIRES
                                                              --------   -------
JOHN A. KOCUR, 70, is engaged in the private practice of        1977      1999
  law. He served as vice chairman of the Company's board of
  directors from 1988 to 1991. Mr. Kocur was employed by the
  Company from 1969 until his retirement in 1991, and served as the Company's president from 1979 to 1988. He is
  chairman of the executive committee, chairman of the
  nominating committee, and a member of the management
  development and compensation committee.

GEORGE D. LAWRENCE JR., 47, is a private investor, and          1996      2000
  joined the Company's board of directors in May 1996.
  Formerly, he was president, chief executive officer and a
  director of The Phoenix Resource Companies, Inc. from 1990 until May 1996, when Phoenix became a wholly-owned
  subsidiary of the Company. Mr. Lawrence is a member of the executive committee and the management development and
  compensation committee.

JOSEPH A. RICE, 73, retired in 1988 as chairman of the          1989      2000
  board, chief executive officer and a director of Irving
  Trust Company and Irving Bank Corporation, having served
  in those capacities since 1984. Mr. Rice served as
  president, chief operating officer and a director of those organizations from 1975 to 1984. He was a director of Avon
  Products, Inc. from 1982 to May 1997. Mr. Rice is a member of the management development and compensation committee
  and the stock option plan committee.

               INFORMATION WITH RESPECT TO STANDING COMMITTEES OF
                      THE BOARD OF DIRECTORS AND MEETINGS

     The board of directors held five meetings during 1997. The board of directors has an audit committee, a management development and compensation committee, a stock option plan committee, an executive committee, and a nominating committee. Actions taken by these committees are reported to the board of directors at the next board meeting. During the last fiscal year, each of the Company's directors attended at least 75 percent of all meetings of the board of directors and of all committees of which they were members, except Robert V. Gisselbeck who attended 20 percent prior to his retirement.

     The audit committee members are Stanley K. Hathaway, chairman, Randolph M. Ferlic, Eugene C. Fiedorek, W. Brooks Fields (retiring) and Mary Ralph Lowe. Also, Mr. Gisselbeck was a member of the audit committee prior to his retirement in June 1997. The audit committee reviews with the independent accountants and internal auditors of the Company their respective audit and review programs and procedures, and the scope and results of their audits. It also examines professional services provided by the Company's independent accountants and evaluates their costs and related fees. Additionally, the audit committee reviews the Company's financial statements and the adequacy of the Company's system of internal accounting controls. The audit committee makes recommendations to the board of directors concerning the Company's independent accountants and their engagement or discharge. During the last fiscal year there were six meetings of the audit committee.

     The management development and compensation committee members are Frederick
M. Bohen, chairman, A. D. Frazier, Jr., John A. Kocur, George D. Lawrence Jr. and Joseph A. Rice. Also, Virgil B. Day was a member of the committee prior to his retirement in May 1997. The committee reviews the Company's management resources and structure, and administers the Company's compensation programs and retirement, stock purchase and similar plans. The committee held six meetings during 1997.

     The stock option plan committee members are Frederick M. Bohen, chairman,
A. D. Frazier, Jr. and Joseph A. Rice. The duties of the stock option plan committee include the award and administration of option grants under the Company's stock option plans and of conditional grants under the Company's 1996 Share Price Appreciation Plan. The committee met seven times during 1997.

     The executive committee members are John A. Kocur, chairman, Randolph M. Ferlic, W. Brooks Fields (retiring), George D. Lawrence Jr., F. H. Merelli and Raymond Plank. The executive committee is vested with the authority to exercise the full power of the board of directors, within established policies, in the intervals between meetings of the board of directors. In addition to the general authority vested in it, the executive committee may be vested with specific power and authority by resolution of the board of directors. During the last fiscal year there were no meetings of the executive committee.

     The nominating committee members are John A. Kocur, chairman, Randolph M. Ferlic, W. Brooks Fields (retiring), Mary Ralph Lowe and Raymond Plank. The duties of the nominating committee include recommending to the board of directors the slate of director nominees submitted to the shareholders for election at the annual meeting, and proposing qualified candidates to fill vacancies on the board of directors without regard to race, sex, age, religion or physical disability. The nominating committee met twice during 1997.

     Shareholders wishing to recommend candidates for consideration by the nominating committee should forward written recommendations, together with appropriate biographical information and details of qualifications, to the corporate secretary of the Company. In order to be considered, recommendations must be received by the deadline for submitting shareholder proposals set forth under the heading "Shareholder Proposals."

                             DIRECTOR COMPENSATION

     Employee directors do not receive additional compensation for serving on the board of directors or any committee of the board. During 1997, non-employee directors received an annual retainer of $25,000, of which $5,000 value was paid in the form of shares of Apache common stock; plus $1,000 for each board of directors or committee meeting attended, together with reimbursement of expenses incurred in attending meetings. Non-employee directors receive an annual retainer of $2,000 for each committee of which they are members. In addition, the chairman of each committee receives $4,000 annually for chairing their respective committees.

     Under the terms of the Company's non-employee directors' compensation plan as amended in 1997, non-employee directors can elect to defer receipt of all or any portion of their retainers or meeting attendance fees and, subject to certain parameters, can defer such amounts in the form of cash or in the form of shares of Apache common stock. Amounts deferred in the form of cash accrue interest equal to the Company's rate of return on its short-term marketable securities; amounts deferred in the form of Apache common stock accrue dividends as if the stock was issued and outstanding when such dividends were payable. All such deferred amounts, as well as accrued interest and dividends, are maintained in a separate memorandum account for each participating non-employee director. Amounts are paid out in cash and/or stock, as applicable, upon the non-employee director's retirement or other termination of his or her directorship, or on a specific date, in a lump sum or in annual installments over a ten-year (or shorter) period. Two directors elected to defer a portion of their fees during 1997.

     An unfunded retirement plan for non-employee directors was established in December 1992. The plan is administered by the management development and compensation committee and pays retired non-employee directors benefits equal to two-thirds of the annual retainer for a period based on length of service. Payments are made on an annual basis, for a maximum of ten years, and are paid from the general assets of the Company. In the event of the director's death prior to receipt of all benefits payable under the plan, the remaining benefits are payable to the director's surviving spouse or designated beneficiary until the earlier of the termination of the payment period or the death of the surviving spouse or designated beneficiary. Benefits were paid under this plan to two former directors who retired from the Company's board of directors during 1997.

     The Company established an equity compensation plan for non-employee directors in February 1994, which is administered by the management development and compensation committee. Each non-employee director will be awarded 1,000 restricted shares of the Company's common stock every five years, beginning July 1, 1994. The shares vest at a rate of 200 shares annually, with unvested shares forfeited at the time the non-employee director ceases to be a member of the board. Awards are made from treasury stock and are automatic and non-discretionary. New non-employee directors will receive 1,000-share awards on the July 1 next succeeding their election to the board. All shares awarded under the plan have full dividend and voting rights. The plan expires July 1, 2009, with a maximum of 50,000 shares that may be awarded during the term of the plan. On July 1, 1997, an award of 1,000 shares was made to one non-employee director who joined the board in May 1997.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table sets forth, as of February 28, 1998, the beneficial ownership of each director or nominee for director of the Company, the chief executive officer, the four other most highly compensated executive officers, and all directors and executive officers of the Company as a group. All ownership information is based upon filings made by such persons with the Securities and Exchange Commission (the "Commission") or upon information provided to the Company.

                                                                       AMOUNT AND          PERCENT OF
                                                                  NATURE OF BENEFICIAL        CLASS
 TITLE OF CLASS              NAME OF BENEFICIAL OWNER                 OWNERSHIP(1)         OUTSTANDING
 --------------              ------------------------             --------------------     -----------
Common Stock, par
  value $1.25      Frederick M. Bohen...........................        4,151(2)(3)           *
                   G. Steven Farris.............................      148,803(4)(5)           *
                   Randolph M. Ferlic...........................      238,032(2)(3)(6)        *
                   Eugene C. Fiedorek...........................        4,132(2)(3)           *
                   W. Brooks Fields.............................       27,473(2)(3)(7)        *
                   A. D. Frazier, Jr. ..........................        1,348(2)(3)           *
                   Stanley K. Hathaway..........................        7,821(2)(3)           *
                   John A. Kocur................................       40,262(2)(3)(8)        *
                   George D. Lawrence Jr. ......................      219,503(2)(3)(9)        *
                   Mary Ralph Lowe..............................       32,032(2)(3)           *
                   F. H. Merelli................................        6,852(3)(5)           *
                   Raymond Plank................................      296,432(4)(5)           *
                   Joseph A. Rice...............................        5,132(2)(3)           *
                   Roger B. Plank...............................      142,433(4)(5)           *
                   Z. S. Kobiashvili............................       17,307(4)(5)           *
                   H. Craig Clark...............................       37,509(4)(5)           *
                   All directors, nominees, and executive
                   officers as a group (including the above
                   named persons)...............................    1,364,563(4)(5)           1.39

---------------

 *  Represents less than one percent of the outstanding shares.

(1) All ownership is sole and direct unless otherwise noted. Inclusion of any shares not owned directly shall not be construed as an admission of beneficial ownership. Fractional shares have been rounded to the nearest whole share.

(2) Includes 1,000 shares of restricted stock awarded under the Company's equity compensation plan for non-employee directors.

(3) Includes the following shares issued for the portion of the annual retainer payable in stock: Mr. Merelli -- 122 shares; and each of the ten other non-employee directors -- 132 shares.

(4) Includes the following shares issuable upon the exercise of outstanding employee stock options which are exercisable within 60 days: Mr.
    Farris -- 75,975; Mr. Raymond Plank -- 98,700; Mr. Roger Plank -- 64,375; Mr. Kobiashvili -- 15,725; Mr. Clark -- 30,850; and all directors and executive officers as a group -- 389,550.

(5) Includes units held by the trustee of the Company's 401(k) Savings Plan equivalent to the following shares: Mr. Farris -- 16,828; Mr.
    Merelli -- 6,730; Mr. Raymond Plank -- 3,250; Mr. Roger Plank -- 13,726; Mr. Kobiashvili -- 1,582; Mr. Clark -- 6,659; and all directors and executive officers as a group -- 80,192.

(6) Includes 17,500 shares owned indirectly by Dr. Ferlic through his interest in Surgical Services of the Great Plains, P.C. Employee Benefit Trust, and 6,000 shares owned directly by Ferlic Investments, Ltd. in which Dr. Ferlic owns a 36-percent interest. Also includes a total of 5,400 shares held by Dr. Ferlic's daughters, son and grandchildren, as to which he disclaims beneficial ownership.

(7) Includes 10,868 shares owned by Mrs. Fields.

(8) Includes 3,940 shares owned by Mrs. Kocur.

(9) Includes 185,625 shares issuable upon the exercise of outstanding stock options which are fully exercisable. See "Certain Business Relationships and Transactions".

     The following table sets forth the only persons known to the Company, as of February 28, 1998, to be the owners of more than five percent of outstanding shares of the Company's common stock, according to reports filed with the
Commission:

                                                                   AMOUNT AND
                                                                     NATURE              PERCENT OF
                                                                  OF BENEFICIAL             CLASS
 TITLE OF CLASS        NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP            OUTSTANDING
 --------------        ------------------------------------       -------------          -----------
Common Stock, par
  value $1.25      The Equitable Companies Incorporated.........   10,461,016(1)            10.63
                   1290 Avenue of the Americas
                   New York, New York 10104

                   Princeton Services, Inc. ....................    8,638,026(2)             8.78
                   Merrill Lynch Asset Management, L.P.
                   800 Scudders Mill Road
                   Plainsboro, New Jersey 08536

                   College Retirement Equities Fund.............    5,890,288(3)             5.99
                   730 Third Avenue
                   New York, New York 10017

---------------

(1) Per Schedule 13G filed with the Commission, dated February 10, 1998.

(2) Per Schedule 13G filed with the Commission, dated January 28, 1998.

(3) Per Schedule 13G filed with the Commission, dated February 2, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, as well as beneficial owners of ten percent or more of the Company's common stock, to report their holdings and transactions in the Company's securities. To the Company's knowledge, based on information furnished to it and contained in reports provided pursuant to
Section 16(a), as well as written representations that no other reports were required for 1997, it appears that Mr. Bohen and Mr. Frazier, directors of the Company, each filed one late report relating to small purchases of shares made with additional cash investments through the Company's dividend reinvestment plan.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Certain biographical information concerning the executive officers of the Company is set forth below. Biographical information concerning Raymond Plank and G. Steven Farris is set forth above under the captions "Information about Nominees for Election as Directors" and "Information about Continuing Directors."

MICHAEL S. BAHORICH, 41, was appointed vice president--exploration technology in December 1997, having been the Company's chief geophysicist since 1996. From 1981 until he joined the Company, Mr. Bahorich held positions of increasing responsibility at Amoco Corporation in Denver, Colorado and Tulsa, Oklahoma, most recently as a resource manager for Amoco's mid-continent business unit.

H. CRAIG CLARK, 41, a vice president of the Company, has been on assignment since October 1997, serving as chairman and chief executive officer of Producers Energy Marketing, LLC (also known as ProEnergy), the joint-venture natural gas marketing company in which the Company held an approximate 48-percent interest as of year-end 1997. He became a vice president of the Company in 1994, with responsibility for North American production from 1994 to 1996, and for North American exploration and production from May 1996 through September 1997. Mr. Clark was general manager of the Company's southern division from 1993 to 1994, and production manager of the Company's Gulf Coast region from 1989 to 1993.

MATTHEW W. DUNDREA, 44, was appointed vice president and treasurer in July 1997, having been the Company's treasurer since March 1996 and assistant treasurer since 1994. Prior to that, he was assistant treasurer from 1991 to 1994, manager--cash management from 1986 to 1991, and manager--economic analysis from 1984 to 1986, for Union Texas Petroleum Holdings, Inc., Houston, Texas.

ROBERT J. DYE, 43, was appointed vice president--investor relations in May 1997, having been director of investor relations since 1995. Prior to that, Mr. Dye held positions of increasing responsibility in the corporate planning area since joining the Company in 1992. Formerly, he was planning manager for the offshore division of BP Exploration, Houston, Texas, from 1988 to 1992.

LISA A. FLOYD, 40, has been vice president--business development since September 1997, having been vice president--technical services since January 1995, and general manager--technical services since 1994. Ms. Floyd has held positions of increasing responsibility in the reservoir engineering area since joining the Company in 1984.

ZURAB S. KOBIASHVILI, 55, has been vice president and general counsel of the Company since 1994. From 1991 through 1994, he was with Falcon Seaboard Resources, Inc., a privately-held company involved in the development, construction and operation of electric cogeneration power plants, and in oil and gas exploration and production, initially as a legal consultant and from 1993 as vice president and general counsel. Mr. Kobiashvili was vice president and general counsel for Conquest Exploration Company, Houston, Texas, from 1984 to 1991.

ANTHONY R. LENTINI, JR., 48, has been vice president--public and international affairs since January 1995. Prior to joining the Company, he was vice president of public affairs for Mitchell Energy & Development Corp., The Woodlands, Texas, from 1988 through 1994.

THOMAS L. MITCHELL, 37, was appointed vice president and controller in July 1997, having been the Company's controller and chief accounting officer since February 1996. He held various positions in the Company's natural gas marketing operation from 1990 through 1995, and served as accounting manager for the Company's Gulf Coast operations from 1989 to 1990. Prior to joining the Company, Mr. Mitchell was a manager with Arthur Andersen & Co., an independent public accounting firm, from 1982 through 1988.

ROGER B. PLANK, 41, was appointed vice president and chief financial officer in July 1997, having been vice president--planning and corporate development since March 1996 and vice president--corporate planning since 1994. Prior to that, he was the Company's vice president--external affairs from 1993 to 1994, vice president--corporate communications from 1987 to 1993, and director--corporate communications from 1985 to 1987. Roger Plank is the son of Raymond Plank.

FLOYD R. PRICE, 48, has been vice president--international exploration and production since December 1994. He served as exploration manager from 1991 to 1994, and geologic manager from 1990 to 1991, for the Company's mid-continent region. Prior to that, Mr. Price was vice president of exploration and development from 1988 to 1989, and vice president of mid-continent exploration from 1989 to 1990, for Pacific Enterprises Oil Company, Dallas, Texas.

DANIEL L. SCHAEFFER, 48, was appointed vice president--human resources in July 1997, having been director of human resources since 1990. He was director of training and organizational development for the Company from 1987 to 1990.

CHERI L. PEPER, 44, was appointed corporate secretary of the Company in May 1995, having been assistant secretary since 1992. Prior to joining the Company, she was assistant secretary for Panhandle Eastern Corporation (subsequently PanEnergy Corp.) since 1988.

                           SUMMARY COMPENSATION TABLE

     The table below summarizes the annual and long-term compensation paid to the individuals listed below for all services rendered to the Company and its subsidiaries during the last three fiscal years, in accordance with Commission rules relating to disclosure of executive compensation. The persons included in this table are the Company's chief executive officer and the four other most highly compensated executive officers who were serving as executive officers of the Company at year-end 1997.

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                  ANNUAL COMPENSATION          ---------------
                                            --------------------------------       AWARDS
                                                                   OTHER       ---------------
                                                                   ANNUAL        SECURITIES       ALL OTHER
                                            SALARY     BONUS    COMPENSATION     UNDERLYING      COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR     ($)     ($)(1)        ($)        OPTIONS/SARS(#)       ($)
    ---------------------------      ----   -------   -------   ------------   ---------------   ------------
Raymond Plank......................  1997   750,000   374,900          0           24,900(2)       138,708(4)
  Chairman of the Board and          1996   750,000   405,900          0           44,800(2)       112,464(3)
  Chief Executive Officer            1995   650,016   187,200          0           40,000(2)       120,422(3)

G. Steven Farris...................  1997   491,680   245,700      4,752(6)        16,600(2)        99,606(4)(5)
  President and Chief Operating      1996   450,000   243,500          0           26,900(2)        66,096(3)
  Officer                            1995   350,016   100,800          0           21,000(2)        61,274(3)

Roger B. Plank.....................  1997   226,670   113,300        902(6)        32,000(2)        42,490(4)(5)
  Vice President and                 1996   203,750   109,400          0           26,900(2)        32,646(3)
  Chief Financial Officer            1995   182,500    68,300          0            7,500(2)        33,540(3)

Z. S. Kobiashvili..................  1997   218,333   107,800      5,340(6)         7,000(2)        52,132(4)(5)
  Vice President and                 1996   205,000   109,500          0            6,900(2)        33,288(3)
  General Counsel                    1995   193,333    72,400          0            8,000(2)        33,820(3)

H. Craig Clark(7)..................  1997   213,333   107,000      1,234(6)         7,100(2)        42,957(4)(5)
  Vice President                     1996   195,000   120,000          0           26,400(2)        38,400(3)
                                     1995   182,500   125,000          0            8,500(2)        35,100(3)

---------------

(1) Includes amounts awarded under the Company's incentive compensation plan for performance in the year indicated.

(2) Shares of the Company's common stock subject to options awarded during 1997, 1996 and 1995. Such stock options were granted on July 17, 1997, May 1, 1997, July 11, 1996, April 22, 1996, March 26, 1996 and August 23, 1995
    under the terms of the 1995 Stock Option Plan (the "1995 Plan"). There were no adjustments or amendments during the last fiscal year to the exercise price of stock options previously granted to any of the named executive officers.

(3) Represents Company contributions under the Company's Retirement/401(k) Savings Plan and related Non-Qualified Retirement/Savings Plan.

(4) Includes Company contributions under the Company's 401(k) Savings Plan, the Company's Money Purchase Retirement Plan, and related Non-Qualified Retirement/Savings Plan in the following amounts: Mr. Raymond
    Plank -- $138,708; Mr. Farris -- $88,222; Mr. Roger Plank -- $40,329; Mr.
    Kobiashvili -- $39,340; and Mr. Clark -- $40,000.

(5) Includes premium for executive life insurance benefits in the following amounts: Mr. Farris -- $11,384; Mr. Roger Plank -- $2,161; Mr. Kobiashvili -- $12,792; and Mr. Clark -- $2,957.

(6) Amounts reimbursed for the payment of taxes relating to executive life insurance benefits.

(7) Mr. Clark has been on assignment since October 1997, serving as chairman and chief executive officer of ProEnergy. See "Executive Officers of the Company" above.

                            OPTION/SAR GRANTS TABLE

     The table below provides supplemental information relating to the Company's grants of options during 1997 to the executive officers named in the Summary Compensation Table above, including the relative size of each grant, and each grant's exercise price and expiration date. There were no stock appreciation rights ("SARs") granted during the last fiscal year. Also included, in compliance with Commission rules on disclosure of executive compensation, is information relating to the estimated present value of the options granted, based upon principles of the Black-Scholes option pricing model. The Black-Scholes model utilizes numerous arbitrary assumptions about financial variables such as interest rates, stock price volatility and future dividend yield. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                             -------------------------------------------------------
                              NUMBERS OF      PERCENT OF
                              SECURITIES        TOTAL
                              UNDERLYING     OPTIONS/SARS    EXERCISE
                             OPTIONS/SARS     GRANTED TO      OR BASE                   GRANT DATE
                               GRANTED       EMPLOYEES IN      PRICE      EXPIRATION      PRESENT
           NAME               (#)(1)(2)      FISCAL YEAR     ($/SH)(3)       DATE       VALUE($)(4)
           ----              ------------    ------------    ---------    ----------    -----------
Raymond Plank..............    24,900/0         2.03/0        33.125      05/01/2007      306,768
G. Steven Farris...........    16,600/0         1.35/0        33.125      05/01/2007      204,512
Roger B. Plank.............     7,000/0         0.57/0        33.125      05/01/2007       86,240
                               25,000/0         2.04/0        34.125      07/17/2007      306,500
Z. S. Kobiashvili..........     7,000/0         0.57/0        33.125      05/01/2007       86,240
H. Craig Clark.............     7,100/0         0.58/0        33.125      05/01/2007       87,472

---------------

(1) This column sets forth the number of shares of the Company's common stock subject to options granted May 1, 1997 and July 17, 1997, under the terms of the 1995 Plan. Options are generally nontransferable and become exercisable ratably over four years. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment, and are not intended to qualify as incentive stock options under
    Section 422 of the Internal Revenue Code. The exercise price and any withholding tax requirements may be paid by cash and/or delivery of already-owned shares of the Company's common stock. Options granted under the 1995 Plan are subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. If there is a change in control of the Company, the stock option plan committee may accelerate the exercise date of any outstanding options; make any outstanding options fully vested and exercisable; grant a cash bonus award to any participant in an amount necessary to pay the exercise price of all or any portion of the options then held by the participant; pay cash to any or all participants (in exchange for the cancellation of their outstanding options) in an amount equal to the difference between the exercise price of the options and the greater of the tender offer price for the underlying stock or the fair market value of the stock on the date of the cancellations, or make any other adjustments or amendments to the outstanding options.

     A change in control occurs when a person, partnership or corporation acting in concert, or any or all of them, acquires more than 20 percent of the Company's outstanding voting securities. A change in control shall not occur if, prior to the acquisition of more than 20 percent of the Company's voting securities, the Company's board of directors by majority vote designates the person, partnership or corporation as an approved acquirer and resolves that a change in control will not have occurred.

(2) There were no SARs granted during 1997. There were no adjustments or amendments during 1997 to the exercise price of stock options previously granted to any of the named executive officers.

                                         (footnotes continued on following page)

(3) The exercise price is the closing price per share of the Company's common stock on the date of grant, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System.

(4) The grant date present value is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options, using the following assumptions for the grants made May 1, 1997 and July 17, 1997, respectively: volatility -- 32.19 and 31.34 percent; risk free rate of return -- 6.53 and 6.10 percent; dividend yield -- 0.85 and 0.82 percent; and expected option life -- five years. There were no adjustments made to the model for non-transferability or risk of forfeiture. The actual value, if any, an executive may realize will depend on the excess of the market price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The table below provides supplemental information relating to the value realized upon the exercise of stock options during the last fiscal year by the executive officers named in the Summary Compensation Table above and the number and intrinsic value of stock options held at year-end. Year-end values are based arbitrarily on the closing price of the Company's common stock for December 31, 1997, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                       NUMBER OF           VALUE OF
                                                                       SECURITIES         UNEXERCISED
                                                                       UNDERLYING        IN-THE-MONEY
                                                                      UNEXERCISED        OPTIONS/SARS
                                                                      OPTIONS/SARS         AT FY-END
                                                                    AT FY-END(#)(3)     ---------------
                               SHARES ACQUIRED                      ----------------     EXERCISABLE/
                                 ON EXERCISE      VALUE REALIZED      EXERCISABLE/       UNEXERCISABLE
            NAME                   (#)(1)             ($)(2)         UNEXERCISABLE         ($)(3)(4)
            ----               ---------------    --------------    ----------------    ---------------
Raymond Plank................         0                 0            98,700/86,000      732,056/301,600
G. Steven Farris.............         0                 0            75,975/63,525      572,692/268,677
Roger B. Plank...............         0                 0            59,375/57,725      859,311/208,408
Z. S. Kobiashvili............         0                 0            13,225/18,675      108,552/ 75,468
H. Craig Clark...............         0                 0            25,850/32,900      250,934/166,700

---------------

(1) Number of shares with respect to which stock options were exercised during 1997.

(2) Fair market value on date of exercise minus the exercise price of stock options.

(3) There were no SARs settled or outstanding at any time during the last fiscal year for any of the named executive officers.

(4) Based on the closing price of $35.0625 per share of the Company's common stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for December 31, 1997.

             THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     This report is issued by the management development and compensation committee of the board of directors to set out the executive compensation policies and programs of the Company.

     The objective of the Company's executive compensation program is to attract and retain executives capable of leading the Company in a complex, competitive and changing industry. A capable, highly-motivated senior management is an integral part of the Company's continued success. The Company's financial performance is in large part due to the talent and efforts of the Company's executive officers. The program ties a significant portion of executive compensation to the Company's success, and is primarily comprised of a base salary, an incentive bonus, and a long-term incentive component.

BASE SALARY

     The committee believes that the most effective way to compete in the executive labor market is to offer executives a competitive base salary. To achieve this balance, the committee analyzes each executive's compensation using a four-step process. First, the key executive positions within the Company are defined carefully in terms of scope and responsibility, job complexity, knowledge and experience required, and other relevant factors. Second, the positions are ranked internally on the basis of these definitions to establish a logical relationship among them. Third, the committee identifies the Company's direct competitors which it believes share comparable operations, employee composition, and capitalization, and obtains comparative compensation data about the identified companies from independent, national executive compensation consultants with expertise in salary and incentive plan structure. Finally, easily-compared positions are priced in terms of salary ranges by reviewing the comparative industry data and other surveys, to establish relative salary ranges for all key executive positions in the Company. Base salaries are targeted to fall within the 50th to 75th percentiles of executive salaries paid by comparable companies, and for 1997 they generally correspond to that range. The committee sets each executive's salary within this range, taking into account the individual's contribution to the Company's success, how well the individual's responsibilities are fulfilled, the individual's specific performance, growth in qualifications for the individual's job, and other relevant aspects of performance.

     Base salaries of all executives are generally reviewed every 12 to 24 months. Salary adjustments are made within updated, market-confirmed salary ranges according to the committee's assessment of the executive's individual performance and the performance of the Company as a whole. However, changes in the circumstances of a particular executive can prompt an interim compensation adjustment. In 1995, the committee retained the services of an outside compensation consultant, who was proposed by management and approved by the committee, to review the base salaries of the Company's executives and confirm that the salaries correspond to the 50th to 75th percentile target ranges of comparable companies. Such review included comparative data from part but not all of the companies comprising the Secondary Oils Index reflected in the stock performance chart set forth below, as some of those companies have integrated operations or operate in diversified industries. The committee intends to retain a consultant during 1998 to update this executive compensation data.

     Based on the factors discussed above and taking into consideration the outside consultant's October 1995 report on their review, plus additional compensation data available to the Company from other sources, eleven of the Company's officers received increases in compensation during 1997 to reflect market changes and increased responsibilities resulting from internal corporate restructuring. Each of the executives named in the Summary Compensation Table, except Raymond Plank, received an increase in base salary during 1997.

INCENTIVE BONUS

     Executives are eligible to receive an annual incentive bonus tied directly to the Company's annual financial performance and achievement of the executive's personal objectives. In the early months of each year, the committee establishes specific annual corporate performance factors, and the executive officers submit personal goals relating to cost reduction, operational improvements or other objectively determinable goals. Personal goals must be approved by the executive's superior and the corporate performance factors are approved by both the committee and the full board of directors. In 1997, 75 percent of each executive's bonus depended upon the Company's achievement of the specified corporate performance factors, with intermediate factors ranging from zero if the minimum factors established were not met, to 125 percent if the maximum performance factors were achieved. The remaining 25 percent of each executive's bonus depended upon the percentage of the executive's personal goals which were successfully accomplished, as well as the Company's achievement of the corporate performance factors. The Company's incentive compensation plans effectively correlate a large portion of executive compensation to predetermined, objectively determinable financial and managerial goals designed to translate into shareholder value. Committee policy provides for bonuses targeted at 50 percent of each executive's base salary, subject to corporate performance.

     Executive bonuses paid in 1998 were based on management's achievement during 1997 of the corporate performance factors established by the committee relating to earnings per share, cash flow per share and other performance-related measures. The committee set the performance factors for an achievement level of 100 percent as follows: $1.68 per share for earnings per share; $6.53 per share for cash flow per share; and reserves and production per barrel of oil equivalent ("boe") of 6.27 and .70 per share, respectively. The Company reported earnings of $1.71 per share, cash flow of $6.74 per share, reserves at year-end 1997 of 6.28 boe per share, and production for 1997 of .69 boe per share. Management's achievement of these corporate performance factors during the year represented attainment of 99.96 percent of the corporate performance factors.

     In addition to the Company's regular incentive compensation plan, the committee may elect to award a special achievement bonus to an executive officer who has rendered services during the year that substantially exceed those normally required. Special achievement bonuses reflect the committee's decision to reward any executive who, through extraordinary effort, has substantially benefited the Company and its shareholders during the year. The bonuses are awarded only in exceptional circumstances and are in amounts relative to the benefit provided to the Company. No special achievement bonuses were awarded or paid during 1997 to any of the Company's executive officers.

LONG-TERM INCENTIVE

     Long-term incentives in forms relating to the Company's common stock serve to align the interests of executive officers with the Company's shareholders by tying a significant portion of each executive's total long-term compensation to the continued growth of the Company and appreciation of its common stock. In 1997, the Company's executive officers received stock option grants under the Company's 1995 Stock Option Plan. The grants of stock options made in 1997 to the Company's officers named in the Summary Compensation Table presented above are reflected in the Option/SAR Grants Table. In May 1997, the Company's shareholders approved the 1996 Share Price Appreciation Plan (the "Appreciation Plan"), under which conditional grants were made to the Company's executive officers in October 1996.

     Stock options and conditional grants awarded to executives are proportionate to each officer's base salary and benefit them only if shareholders also benefit from appreciating stock prices. Individual stock option grants are targeted at the 50th percentile of similar plans maintained by comparable companies, taking into account options previously granted, vest over four years, and have an exercise price equal to the per share closing price of the Company's common stock on the date of grant. The conditional grants made in October 1996 under the Appreciation Plan are intended to provide specific individual incentives to focus on achieving significant share price appreciation for the balance of the decade. Benefits are payable under the conditional grants only if the Company's common stock attains price goals based on $50 and $60 per share, respectively, prior to January 1, 2000.

CHIEF EXECUTIVE OFFICER

     Raymond Plank, the Company's chief executive officer, directs Apache's intensive, on-going programs to monitor, analyze and respond creatively to the changes and new requirements in the oil and gas industry. His activities include leadership in implementing the Company's capital expenditure programs, and maintenance of sound business relationships with the management of many of the nation's large oil and gas companies. These relationships are important to Apache's strategic alliances and the Company's acquisition approach, which emphasizes privately negotiated transactions that develop and achieve mutual business benefits. Mr. Plank has also been responsible for the Company's developing interest and successful exploration efforts going forward in international areas such as Egypt, Australia, Poland and China. As an active chief executive, he oversees all of the Company's major business units and guides and develops Apache's senior management. Reporting directly to Mr. Plank are the president, the vice president and chief financial officer, and the vice president and general counsel.

     Mr. Plank's base salary, incentive bonus and long-term incentives are determined in the same manner as is the compensation for the Company's other executive officers and are reflected in the Summary Compensation Table above. His last base salary adjustment was effective January 1, 1996; and his bonus paid in 1998 was based on the Company's 1997 performance, as discussed above. Mr. Plank, as the Company's most senior executive officer, prepares his personal goals with the consultation of the committee, and periodically reports to the committee on his progress toward the achievement of those goals. Mr. Plank's employment agreement prohibits the reduction of his salary below a specified amount. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

     Mr. Plank's 1997 base salary was within the committee's percentile targets and took into account the following: Mr. Plank's active role in the Company's management and leadership of successful acquisitions; the Company's financial performance during 1996; the challenges and expectations for the Company in 1997; Mr. Plank's recognized stature as a spokesman for the oil and gas industry; and his role as a Company founder and 43 years of service as the Company's senior executive officer. Mr. Plank's bonus paid in 1998 represented
99.96 percent of his eligible bonus amount under the incentive compensation plan, reflecting the Company's overall achievement of 99.96 percent of corporate performance factors for 1997 and the achievement of 100 percent of his personal goals.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     The Omnibus Budget Reconciliation Act of 1993 ("OBRA") imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year commencing on or after January 1, 1994, for the compensation paid or accrued with respect to its chief executive officer and its four most highly compensated executive officers (other than the chief executive officer). In December 1995, the Internal Revenue Service issued final regulations implementing the legislation, with the regulations effective as of January 1, 1994. Certain performance-based compensation is specifically exempt from the limit if it meets the requirements contained in these final regulations. The committee continues to review the Company's compensation plans based upon these regulations and, from time to time, determines what further actions or changes to the Company's compensation plans, if any, are appropriate. The Company anticipates no significant loss of deductibility attributable to compensation paid or accrued in 1997.

     Grants of stock options made under the Company's 1990 Stock Incentive Plan or 1995 Stock Option Plan qualify as "performance-based" under the regulations. Conditional awards made under the Appreciation Plan also qualify as performance-based. The Company's existing incentive compensation plans and special achievement bonuses do not currently meet the requirements of the regulations, although they are designed to reward the contribution and performance of employees and to provide a meaningful incentive for achieving the Company's goals, which in turn enhances shareholder value. While the committee cannot predict with certainty how the Company's compensation policies may be further impacted by OBRA, it is anticipated that executive compensation paid or accrued pursuant to any of the Company's compensation plans which do not meet the requirements of the regulations will not result in any significant loss of tax deductions in the foreseeable future.

SUMMARY

     According to information provided to the committee in October 1995 by its independent compensation consultant, the amount of the Company's cash compensation paid to all of its executive officers during 1997 was in approximately the 70th percentile of all comparable companies. As shown on the Performance Graph following this report, the shareholders have enjoyed a rewarding cumulative annual return with the Company's common stock outperforming the Dow Jones Secondary Oil Stock Index over the last five years, and outperforming or substantially equaling the Standard & Poor's Composite 500 Stock Index over four of the last five years. These are visible measures of management's enhancement of shareholder value. Viewed in light of the Company's performance, the committee believes that its current executive compensation policy is successful in providing shareholders with talented, dedicated executives at competitive compensation levels.

March 17, 1998                              Management Development and
                                              Compensation Committee

                                            Frederick M. Bohen
                                            A. D. Frazier, Jr.
                                            John A. Kocur
                                            George D. Lawrence Jr.
                                            Joseph A. Rice

                               PERFORMANCE GRAPH

     The following stock price performance graph is included in accordance with the Commission's executive compensation disclosure rules and is intended to allow shareholders to review the Company's executive compensation policies in light of corresponding shareholder returns, expressed in terms of the appreciation of the Company's common stock relative to two broad-based stock performance indices. The information is included for historical comparative purposes only and should not be considered indicative of future stock performance. The graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total return of the Standard & Poor's Composite 500 Stock Index and of the Dow Jones Secondary Oils Stock Index from December 31, 1992 through December 31, 1997.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                       S & P'S       DJ SECONDARY
                                        APACHE       COMPOSITE 500    OILS STOCK
YEAR ENDED DECEMBER 31,               CORPORATION     STOCK INDEX       INDEX
1992                                     100             100             100
1993                                     126             110             111
1994                                     136             112             107
1995                                     162             153             124
1996                                     195             189             153
1997                                     196             252             163

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Raymond Plank serves the Company under an employment agreement entered into in December 1975, amended and restated in December 1990, and amended in April 1996. The agreement has an undefined term and is terminable at will by the Company's board of directors. Mr. Plank's annual compensation under the agreement is determined by the board of directors, but may not be less than $450,000. If his service as director and chief executive officer is terminated by the board of directors, Mr. Plank will serve as advisor and consultant to the Company for the remainder of his life at annual compensation equal to 50 percent of his then-current annual compensation and will receive health, dental and vision benefits for himself, his spouse and his eligible dependents during the remainder of his life. Pursuant to the agreement, and in exchange for surrendering life insurance coverage, an annuity was purchased for Mr. Plank which pays $31,500 annually until 2008. Mr. Plank has agreed not to render service to any of the Company's competitors for the entire period covered by the agreement. Upon Mr. Plank's death, a total of $750,000 shall be paid to (i) his designee in equal monthly installments over ten years, or (ii) if he has made no designation, in a lump sum to his estate.

     Mr. Farris serves the Company pursuant to an employment agreement, dated June 6, 1988, under which he receives a current annual salary of $500,000. The agreement has an undefined term and may be terminated by either the Company or Mr. Farris on 30 days advance written notice. If Mr. Farris' employment is terminated without cause, or if he terminates his employment within 30 days of a reduction in his salary without a proportionate reduction in the salaries of all other Company executives, Mr. Farris will receive, for 36 months thereafter, (i) an amount equal to his base salary as it existed 60 days prior to termination and (ii) 50 percent of the maximum amount for which he qualified under the Company's incentive compensation plan, calculated on his base compensation as it existed 60 days prior to termination. In the event of Mr. Farris' death during the 36-month period, the amounts described above shall be paid to his heirs or estate. Mr. Farris has agreed not to render service to any of the Company's competitors for the term of his employment or, unless he is terminated without cause, for 36 months thereafter.

     In addition to the foregoing, the Company has established an income continuance plan. The plan provides that all officers of the Company, including the officers named in the Summary Compensation Table, and all employees who have either reached the age of 40, served the Company for more than ten years, or have been designated for participation based upon special skills or experience, will receive monthly payments approximating their monthly income and continued medical and health benefits from the Company for up to two years, if their employment is terminated as a result of a "change in control" of the Company, as defined in the plan.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Frederick M. Bohen, John A. Kocur and Joseph A. Rice served on the management development and compensation committee of the Company's board of directors for all of 1997. Virgil B. Day served on the committee until his retirement from the board in May 1997, and A. D. Frazier, Jr. and George D. Lawrence Jr. were each appointed to the committee in May 1997.

     Mr. Kocur, a member of the committee since September 1991 and a director of the Company since 1977, retired as an executive officer in June 1991. Pursuant to the terms of an employment agreement in place at the time of his retirement, Mr. Kocur and his spouse receive health, dental and vision benefits throughout his life.

     Mr. Lawrence, a member of the committee since May 1997 and a director of the Company since May 1996, is the former president and chief executive officer of The Phoenix Resource Companies, Inc. ("Phoenix"), a wholly-owned subsidiary of the Company. See "Certain Business Relationships and Transactions." Pursuant to the terms of his employment agreement with Phoenix, Mr. Lawrence received medical and dental benefits through December 1997.

                CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

     The law firm of Vedder, Price, Kaufman, Kammholz & Day ("Vedder, Price") was retained by the Company to provide certain legal services and was paid approximately $66,000 by the Company during 1997. Virgil B. Day, a member of the Company's board of directors until May 1997, was a senior partner of Vedder, Price through June 1997.

     George D. Lawrence Jr., a member of the Company's board of directors and the former president and chief executive officer of Phoenix, joined Apache's board in conjunction with the Company's acquisition of Phoenix by a merger (the "Merger") on May 20, 1996, through which Phoenix became a wholly-owned subsidiary of Apache. Merger consideration totaled $396.3 million, consisting of approximately 12,190,000 shares of the Company's common stock valued at $26.00 per share, $14.9 million of net value associated with Phoenix stock options assumed by Apache, and $64.5 million in cash.

     Upon consummation of the Merger, Apache assumed certain Phoenix stock options that remained outstanding on May 20, 1996, including those granted to Mr. Lawrence pursuant to Phoenix's 1990 Employee Stock Option Plan. As of February 28, 1998, there are options outstanding and exercisable by Mr. Lawrence covering a total of 185,625 shares of Apache common stock at prices ranging from $3.46 to $24.83 per share.

     In the normal course of business, Apache paid to Maralo, Inc. ("Maralo") during 1997 approximately $694,800 for Apache's proportionate share of drilling and workover costs and routine expenses relating to nine oil and gas wells in which Apache owns interests and for which Maralo is operator, and the Company received approximately $482,000 in 1997 for its proportionate share of revenues from such wells, of which approximately $105,000 was paid directly to Apache by Maralo or related entities. During 1997, Apache paid approximately $7,500 to Maralo relating to seven oil and gas wells in which Maralo owns royalty interests and for which the Company is operator. Mary Ralph Lowe, a member of the Company's board of directors, is president, chief executive officer and sole shareholder of Maralo.

     In the normal course of business, Key Production Company, Inc. ("Key") paid to Apache during 1997 approximately $6.5 million for Key's proportionate share of drilling and workover costs and routine expenses relating to 360 oil and gas wells in which Key owns interests and for which Apache is the operator. Key received approximately $14.3 million in 1997 for its proportionate share of revenues from such interests, of which approximately $6.1 million was paid directly to Key by Apache or related entities. F. H. Merelli, a member of the Company's board of directors since July 1997, is chairman of the board, president and chief executive officer of Key.

     As noted above under "Executive Officers of the Company," Mr. Clark was assigned to ProEnergy in October 1997, as chairman and chief executive officer. In October 1995, wholly-owned affiliates of each of the Company, Oryx Energy Company and Parker & Parsley Petroleum Company formed ProEnergy, a natural gas marketing company designed to sell producer-owned gas directly into the marketplace. ProEnergy purchases and markets substantially all of the Company's domestic natural gas production, pursuant to a gas purchase agreement dated March 1, 1996, having an initial term of ten years, subject to earlier termination following specified events.

                                  APPROVAL OF
                           THE 1998 STOCK OPTION PLAN

                         (PROPOSAL NO. 2 ON PROXY CARD)

     The board of directors recommends that the shareholders of the Company vote FOR the proposal to approve the 1998 Stock Option Plan (the "1998 Plan"). The affirmative vote of the holders of a majority of the shares of the Company's common stock voted, in person or by proxy, and entitled to vote at the annual meeting is required to approve the 1998 Plan.

     The 1998 Plan was adopted by the board of directors on February 6, 1998, subject to approval by shareholders at the next annual meeting. Shareholder approval of the 1998 Plan is necessary to allow the stock option plan committee of the board of directors (the "Committee") continued flexibility to use stock options in the Company's overall compensation program, as the number of shares of the Company's common stock remaining available for the grant of stock options under the existing 1995 Stock Option Plan will not be adequate to meet the Company's expected needs beyond mid-1998.

     The 1998 Plan provides for the grant of stock options to eligible employees of the Company. The material features of the 1998 Plan are described below; however, such description is entirely subject to the detailed provisions of the 1998 Plan included herein as Appendix A.

PURPOSES OF THE 1998 PLAN

     The board of directors believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain outstanding individuals and to motivate them to exert their best efforts on behalf of the Company's interests, and that stock option plans constitute an important part of the Company's compensation of its officers and other eligible employees. See "The Management Development and Compensation Committee Report on Executive Compensation."

     The 1998 Plan provides eligible employees selected by the Committee for participation in the 1998 Plan with added incentives to continue in the long-term service of the Company. It creates in the employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the Company's long-term performance and shareholder value, as reflected in the value of the Company's common stock. The 1998 Plan is also designed to retain and motivate participating employees by providing an opportunity for investment in the Company.

     Substantially all of the Company's employees are eligible for consideration by the Committee for grants under the 1998 Plan. Mr. Plank and Mr. Farris, both of whom serve as officers and directors of the Company, as well as each of the Company's other officers named in the Summary Compensation Table presented above, are eligible to receive future grants under the proposed 1998 Plan.

ADMINISTRATION

     The 1998 Plan is administered by the Committee, which is composed of outside, non-employee directors. The Committee selects the participants who will receive grants pursuant to the 1998 Plan, is authorized to adopt rules, guidelines and practices governing the 1998 Plan, and is authorized to interpret the provisions of the 1998 Plan and any related agreements. The decisions of the Committee are final.

     The 1998 Plan empowers the Committee, from time to time during a period of five years following February 6, 1998, unless earlier terminated by the board of directors, to grant stock options to eligible employees of the Company and its subsidiaries. The 1998 Plan authorizes 2,500,000 shares of the Company's common stock for issuance. The maximum number of shares available for issuance under the 1998 Plan is subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company.

ELEMENTS OF THE 1998 PLAN

     The 1998 Plan provides for grants of stock options which allow the participant the right to purchase a specified number of shares of the Company's common stock at some time in the future at a price of not less than the fair market value of the stock on the date the option is granted. The terms and conditions of grants under the 1998 Plan, including number of options granted, number of shares subject to each option, expiration and exercise price, are determined by the Committee at the time of grant. The 1998 Plan, however, establishes that no eligible employee may be granted options which in the aggregate pertain to in excess of 25 percent of the shares of the Company's common stock authorized for issuance under the 1998 Plan. Except if there is a reorganization, liquidation or a change in control as defined in the 1998 Plan, each option granted under the 1998 Plan becomes exercisable in 25-percent increments on each of the next four anniversaries of the date the option is granted. Each 25-percent increment becomes exercisable only if the participant has been continuously employed by the Company from the date the option is granted through the date on which each additional 25-percent increment becomes exercisable. Options are generally nontransferable and are designated as non-qualified stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Options may be exercisable for a maximum of ten years from the date of grant. The exercise price is payable in either cash, by delivery of already-owned shares of the Company's common stock with a fair market value equal to the exercise price, or a combination thereof.

     A change in control occurs when a person, partnership or corporation acting in concert, or any or all of them, acquires more than 20 percent of the Company's outstanding voting securities. A change in control shall not occur if, prior to the acquisition of more than 20 percent of the Company's voting securities, the Company's board of directors by majority vote designates the person, partnership or corporation as an approved acquirer and resolves that a change in control will not have occurred.

     If there is a change in control, the Committee may accelerate the exercise date of any outstanding options; make any outstanding options fully vested and exercisable; grant a cash bonus award to any participant in an amount necessary to pay the exercise price of all or any portion of the options then held by the participant; pay cash to any or all participants (in exchange for the cancellation of their outstanding options) in an amount equal to the difference between the exercise price of the options and the greater of the tender offer price for the underlying stock or the fair market value of the stock on the date of the cancellations; or make any other adjustments or amendments to the outstanding options. The change in control provisions may in certain circumstances discourage a takeover of the Company or make it more difficult, and may have a similar effect on removal of incumbent management. The change in control provisions are not the result of management's knowledge of any specific efforts to accumulate shares of the Company's common stock or to obtain control of the Company by means of a merger, tender offer, solicitation of proxies or consents or otherwise, nor are they part of a plan to implement a series of anti-takeover measures.

AMENDMENT, MODIFICATION AND TERMINATION OF THE 1998 PLAN

     The board of directors may at any time terminate, and may from time to time amend or modify the 1998 Plan. No amendment or modification may become effective without approval by the shareholders, if shareholder approval is required by statutes or regulations, or if the Company, on advice of counsel, determines that shareholder approval is otherwise necessary or desirable. No amendment, modification or termination will in any manner adversely affect any outstanding option without the consent of the participant holding the option. Unless earlier terminated, options may be granted under the 1998 Plan until February 6, 2003.

FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised by its tax counsel that stock option grants made under the 1998 Plan will give rise to the following tax events for U.S. citizens and residents under U.S. federal income tax law.

     All options granted under the 1998 Plan are non-qualified (non-statutory) options. The participants will not be subject to tax upon the grant of the option and the Company will not be entitled to a federal income tax deduction by reason of a grant. When a participant exercises an option granted under the 1998 Plan, the excess of the fair market value of the shares on the date of exercise over the option exercise price will be treated as taxable compensation to the participant, and the total of such compensation will be subject to applicable tax withholding. The Company will be entitled to a federal income tax deduction equal to the amount of the participant's taxable compensation.

     The 1998 Plan and the stock options granted thereunder are structured to qualify as "performance-based" pursuant to the regulations relating to Section 162(m) of the Internal Revenue Code as amended by the Omnibus Budget Reconciliation Act of 1993.

BENEFITS UNDER THE 1998 PLAN

     The benefits to be received by participants under the terms of the 1998 Plan are not yet determinable. Such benefits are subject to the discretion and approval of the Committee as described above.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's common stock voted, in person or by proxy, and entitled to vote at the 1998 annual meeting is required to approve the 1998 Plan. The 1998 Plan and any stock options granted thereunder are conditional upon and of no force or effect unless the 1998 Plan receives approval by the requisite vote of shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP was the Company's independent public accounting firm for the fiscal year 1997 and has been selected to continue in that capacity for 1998. Representatives of Arthur Andersen LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission and the Company's bylaws. Should a shareholder wish to have a proposal appear in the Company's proxy statement for next year's annual meeting, under the regulations of the Securities and Exchange Commission, it must be received by the Company's corporate secretary (at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400) on or before November 30, 1998.

                                 OTHER BUSINESS

     All items of business intended to be brought before the meeting are set forth in this proxy statement. Management knows of no other business to be presented. If other matters of business not presently known to management are properly raised at the meeting, the proxies will vote on the matters in accordance with the best judgment of the proxy holders.

                                          By order of the Board of Directors

                                          APACHE CORPORATION

                                          /s/ C. L. Peper

                                          C. L. PEPER
                                          Corporate Secretary

     NOTE: Shareholders are requested to complete, sign, date and promptly return the enclosed proxy card, using the postage-paid business reply envelope provided.

                                                                     APPENDIX A

                               APACHE CORPORATION

                             1998 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
Section  1 -- Introduction.................................................  A-3
         1.1   Establishment...............................................  A-3
         1.2   Purposes....................................................  A-3
         1.3   Effective Date..............................................  A-3
Section  2 -- Definitions..................................................  A-3
         2.1   Definitions.................................................  A-3
         2.2   Headings; Gender and Number.................................  A-4
Section  3 -- Plan Administration..........................................  A-4
Section  4 -- Stock Subject to the Plan....................................  A-5
         4.1   Number of Shares............................................  A-5
         4.2   Other Shares of Stock.......................................  A-5
         4.3   Adjustments for Stock Split, Stock Dividend, Etc. ..........  A-5
         4.4   Dividend Payable in Stock of Another Corporation, Etc. .....  A-5
         4.5   Other Changes in Stock......................................  A-5
         4.6   Rights to Subscribe.........................................  A-5
         4.7   General Adjustment Rules....................................  A-6
         4.8   Determination by the Committee, Etc. .......................  A-6
Section  5 -- Reorganization or Liquidation................................  A-6
Section  6 -- Participation................................................  A-6
Section  7 -- Stock Options................................................  A-7
         7.1   Grant of Stock Options......................................  A-7
         7.2   Stock Option Agreements.....................................  A-7
         7.3   Stockholder Privileges......................................  A-10
Section  8 -- Change in Control............................................  A-10
         8.1   In General..................................................  A-10
         8.2   Limitation on Payments......................................  A-10
         8.3   Definition..................................................  A-10
Section  9 -- Rights of Employees, Participants............................  A-10
         9.1   Employment..................................................  A-10
         9.2   Nontransferability..........................................  A-10
Section  10 -- General Restrictions........................................  A-11
         10.1  Investment Representations..................................  A-11
         10.2  Compliance with Securities Laws.............................  A-11
Section  11 -- Other Employee Benefits.....................................  A-11
Section  12 -- Plan Amendment, Modification and Termination................  A-11
Section  13 -- Withholding.................................................  A-12
         13.1  Withholding Requirement.....................................  A-12
         13.2  Withholding With Stock......................................  A-12
Section  14 -- Requirements of Law.........................................  A-12
         14.1  Requirements of Law.........................................  A-12
         14.2  Federal Securities Laws Requirements........................  A-12
         14.3  Governing Law...............................................  A-12
Section  15 -- Duration of the Plan........................................  A-13

                               APACHE CORPORATION

                             1998 STOCK OPTION PLAN

                                   SECTION 1

                                  INTRODUCTION

     1.1 Establishment. Apache Corporation, a Delaware corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in Section
2.1 hereof) as the "Company" except where the context otherwise requires), hereby establishes the Apache Corporation 1998 Stock Option Plan (the "Plan") for Eligible Employees (as defined in Section 2.1 hereof). The Plan permits the grant of stock options to Eligible Employees selected by the Committee (as defined in Section 2.1 hereof).

     1.2 Purposes. The purposes of the Plan are to provide the Eligible Employees designated by the Committee for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of those employees is more closely aligned with the interests of the Company's stockholders. The Plan is also designed to attract outstanding individuals and to retain and motivate Eligible Employees by providing an opportunity for investment in the Company.

     1.3 Effective Date. The Effective Date of the Plan (the "Effective Date") shall be February 6, 1998. This Plan and each option granted hereunder is conditioned on and shall be of no force or effect until approval of the Plan by the holders of the shares of voting stock of the Company unless the Company, on the advice of counsel, determines that stockholder approval is not necessary. The Committee may grant options the exercise of which shall be expressly subject to the condition that the Plan shall have been approved by the stockholders of the Company.

                                   SECTION 2

                                  DEFINITIONS

     2.1 Definitions. The following terms shall have the meanings set forth below:

          (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Apache Corporation through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) or any successor section(s) of the Internal Revenue Code.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Committee" means the Stock Option Plan Committee of the Board, which is empowered hereunder to take actions in the administration of the Plan. The Committee shall be constituted at all times as to permit the Plan to comply with: (i) Rule 16b-3 or any successor rule(s) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii)
     Section 162(m) or any successor section(s) of the Internal Revenue Code and the regulations promulgated thereunder.

          (d) "Eligible Employees" means those full-time employees (including, without limitation, officers and directors who are also employees) of the Company or any division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business.

          (e) "Fair Market Value" means the closing price of the Stock as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

          (f) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (g) "Option" means a right to purchase Stock at a stated price for a specified period of time. All Options granted under the Plan shall be Options which are not "incentive stock options" as described in Section 422 or any successor section(s) of the Internal Revenue Code.

          (h) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b) hereof.

          (i) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan.

          (j) "Stock" means the $1.25 par value Common Stock of the Company.

     2.2 Headings; Gender and Number. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   SECTION 3

                              PLAN ADMINISTRATION

     The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Options to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder, the time at which such Options are to be granted, fix the Option Price, and establish such other terms and requirements as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any agreement entered into hereunder, in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

     The Plan is intended to comply with the requirements of Section 162(m) or any successor section(s) of the Internal Revenue Code ("Section 162(m)") as to any "covered employee" as defined in Section 162(m), and shall be administered, interpreted and construed consistently therewith. In accordance with this intent, the amount of compensation a Participant may receive from Options granted under the Plan shall be based solely on an increase in the value of the Stock after the date of the grant of the Option, or such other bases as may be permitted by applicable law. The Committee is authorized to take such additional action, if any, that may be required to ensure that the Plan satisfies the requirements of Section 162(m) and the regulations promulgated or revenue rulings published thereunder.

                                   SECTION 4

                           STOCK SUBJECT TO THE PLAN

     4.1  Number of Shares. Subject to Section 7.1 and to adjustment pursuant to
Section 4.3 hereof, two million five hundred thousand (2,500,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock which may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as Stock in the Company's treasury, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option which expires, is forfeited, is cancelled, or for any reason is terminated unexercised, and any shares of Stock that for any other reason are not issued to a Participant or are forfeited shall automatically become available for use under the Plan.

     4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the shares of the Stock then included in each outstanding Option granted hereunder.

     4.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Option for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

     4.5 Other Changes in Stock. In the event there shall be any change, other than as specified in Sections 4.3 and 4.4 hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Options or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

     4.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then under Option to any Participant of the particular class of Stock involved the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option. If, upon exercise of any such Option, the Participant subscribes for the additional shares or other securities, the Option Price shall be increased by the amount of the price that is payable by the Participant for such additional shares or other securities.

     4.7 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

     4.8 Determination by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   SECTION 5

                         REORGANIZATION OR LIQUIDATION

     In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 8 hereof do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Options either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Options as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to the Options immediately after such substitution over the Option Price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (ii) upon written notice to the Participants, provide that all unexercised Options shall be exercised within a specified number of days of the date of such notice or such Options will be terminated. In the latter event, the Committee shall accelerate the exercise dates of outstanding Options so that all Options become fully vested prior to any such event.

                                   SECTION 6

                                 PARTICIPATION

     Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of the Company's long-term corporate economic objectives. Participants may be granted from time to time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee, and receipt of one such Option shall not result in automatic receipt of any other Option. Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                   SECTION 7

                                 STOCK OPTIONS

     7.1 Grant of Stock Options. Coincident with or following designation for participation in the Plan, an Eligible Employee may be granted one or more Options. Grants of Options under the Plan shall be made by the Committee. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection 7.2(j) hereof. During the life of the Plan, no Eligible Employee may be granted Options which in the aggregate pertain to in excess of 25 percent of the total shares of Stock authorized under the Plan.

     7.2 Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the "Stock Option Agreement"), and which shall contain the following terms and conditions, as well as such other terms and conditions, not inconsistent therewith, as the Committee may consider appropriate in each case.

          (a) Number of Shares. Each Stock Option Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

          (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Stock Option Agreement, but in no event shall the price be less than the Fair Market Value of the Stock on the date the Option is granted.

          (c) Duration of Options; Employment Required For Exercise. Each Stock Option Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Participant (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date an Option is granted. Except as otherwise provided in Sections 5 and 8 and subsection 7.2(d)(iv) hereof, each Option granted under the Plan shall become exercisable in increments such that 25 percent of the Option will become exercisable on each of the four subsequent one-year anniversaries of the date the Option is granted, but each such additional 25-percent increment shall become exercisable only if the Participant has been continuously employed by the Company from the date the Option is granted through the date on which each such additional 25-percent increment becomes exercisable.

          (d) Termination of Employment, Death, Disability, Etc. Each Stock Option Agreement shall provide as follows with respect to the exercise of the Option upon termination of the employment or the death of the
     Participant:

             (i) If the employment of the Participant by the Company is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures, provided that the effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and that nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

             (ii) If the Participant retires from employment by the Company on or after attaining age 65, the Option may be exercised by the Participant within 36 months following his or her retirement (provided that such exercise must occur within the Option Period), but not thereafter. In the event of the Participant's death during such 36-month period, each Option may be exercised by those entitled to do so in the manner referred to in (iv) below. In any such case the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Participant's retirement.

             (iii) If the Participant becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan or any successor plan), during the Option Period while still employed, or within the three-month period referred to in (v) below, or within the 36-month period referred to in (ii) above, the Option may be exercised by the Participant or by his or her guardian or legal representative, within twelve months following the Participant's disability, or within the 36-month period referred to in (ii) above if applicable and if longer (provided that such exercise must occur within the Option Period), but not thereafter. In the event of the Participant's death during such twelve-month period, each Option may be exercised by those entitled to do so in the manner referred to in (iv) below. In any such case, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of the Participant's disability.

             (iv) In the event of the Participant's death while still employed by the Company, each Option of the deceased Participant may be exercised by those entitled to do so under the Participant's will or under the laws of descent and distribution within twelve months following the Participant's death (provided that in any event such exercise must occur within the Option Period), but not thereafter, as to all shares of Stock which are subject to such Option, including each 25-percent increment of the Option, if any, which has not yet become exercisable at the time of the Participant's death. In the event of the Participant's death within the 36-month period referred to in (ii) above or within the twelve-month period referred to in (iii) above, each Option of the deceased Participant that is exercisable at the time of death may be exercised by those entitled to do so under the Participant's will or under the laws of descent and distribution within twelve months following the Participant's death or within the 36-month period referred to in (ii) above, if applicable and if longer (provided that in any event such exercise must occur within the Option Period). The provisions of this paragraph (iv) of subsection 7.2(d) shall be applicable to each Stock Option Agreement as if set forth therein word for word. Each Stock Option Agreement executed by the Company prior to the adoption of this provision shall be deemed amended to include the provisions of this paragraph and all Options granted pursuant to such Stock Option Agreements shall be exercisable as provided herein.

             (v) If the employment of the Participant by the Company is terminated (which for this purpose means that the Participant is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, the Participant's retirement on or after attaining age 65, the Participant's disability or death, the Option may be exercised by the Participant within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of the Participant's employment.

          (e) Transferability. Each Stock Option Agreement shall provide that the Option granted therein is not transferable by the Participant except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Participant's lifetime only by him or her, or in the event of the Participant's disability or incapacity, by his or her guardian or legal representative.

          (f) Agreement to Continue in Employment. Each Stock Option Agreement shall contain the Participant's agreement to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date of such Stock Option Agreement, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company.

          (g) Exercise, Payments, Etc.

             (i) Each Stock Option Agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Office of the Secretary of the Company of written notice specifying the number of shares of Stock with respect to which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Options (or portions thereof) which are being exercised and the number of shares of Stock with respect to which the Options are being exercised. The exercise of the Option shall be deemed effective on the date such notice is received by the Office of the Secretary and payment is made to the Company of the Option Price (the "Exercise Date"). If requested by the Company, such notice shall contain the Participant's representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any Stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restriction, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the Option Price shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Participant. If certificates representing Stock are used to pay all or part of the Option Price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Participant representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to Participant representing the additional shares of Stock, in excess of the Option Price, to which the Participant is entitled as a result of the exercise of the Option.

             (ii) the Option Price shall be paid by any of the following methods or any combination of the following methods:

                (A) in cash;

                (B) by personal, certified or cashier's check payable to the order of the Company;

                (C) by delivery to the Company of certificates representing a number of shares of Stock then owned by the Participant, the Fair Market Value of which equals the Option Price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that shares of Stock used for this purpose must have been held by the Participant for such minimum period of time as may be established from time to time by the Committee; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the Option Price upon exercise of the Option shall be the Fair Market Value as of the Exercise Date; the Exercise Date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

                (D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Participant necessary to pay the Option Price.

          (h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

          (i) Tax Withholding. Each Stock Option Agreement shall provide that, upon exercise of the Option, the Participant shall make appropriate arrangements with the Company to provide for the amount of additional tax withholding required by Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Section 13 hereof.

          (j) Adjustment of Options. Subject to the limitations contained in Sections 7 and 12 hereof, the Committee may make any adjustment in the Option Price, the number of shares of Stock subject to, or the terms of an outstanding Option and a subsequent granting of an Option, by amendment or by substitution for an outstanding Option. Such amendment, substitution, or regrant may result in terms and conditions (including Option Price, number of shares of Stock covered, vesting schedule or Option

     Period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Participant to previously granted Options without the consent of such Participant. If such action is effected by amendment, the effective date of grant of such amendment will be the date of grant of the original Option.

     7.3 Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Stock covered by an Option until the Participant becomes the holder of record of such Stock. Except as provided in
Section 4 hereof, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date on which such Participant becomes the holder of record of such Stock.

                                   SECTION 8

                               CHANGE IN CONTROL

     8.1 In General. In the event of a change in control of the Company as defined in Section 8.3 hereof, then the Committee may, in its sole discretion, without obtaining stockholder approval, to the extent permitted in Section 12 hereof, take any or all of the following actions: (a) accelerate the dates on which any outstanding Options become exercisable or make all such Options fully vested and exercisable; (b) grant a cash bonus award to any Participant in an amount necessary to pay the Option Price of all or any portion of the Options then held by such Participant; (c) pay cash to any or all Participants in exchange for the cancellation of their outstanding Options in an amount equal to the difference between the Option Price of such Options and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Options; and (d) make any other adjustments or amendments to the outstanding Options.

     8.2 Limitation on Payments. If the provisions of this Section 8 would result in the receipt by any Participant of a payment within the meaning of
Section 280G or any successor section(s) of the Internal Revenue Code, and the regulations promulgated thereunder, and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 or any successor section(s) of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

     8.3 Definition. For purposes of the Plan, a "change in control" shall mean any of the events specified in the Company's Income Continuance Plan or any successor plan which constitute a change in control within the meaning of such plan.

                                   SECTION 9

                       RIGHTS OF EMPLOYEES, PARTICIPANTS

     9.1 Employment. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the level of the Participant's compensation from the level in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

     9.2 Nontransferability. No right or interest of any Participant in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options shall, to the extent provided in Section 7 hereof, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                                   SECTION 10

                              GENERAL RESTRICTIONS

     10.1 Investment Representations. The Company may require a Participant, as a condition of exercising an Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     10.2 Compliance with Securities Laws. Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares of Stock thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

                                   SECTION 11

                            OTHER EMPLOYEE BENEFITS

     The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option shall not constitute "earnings" with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   SECTION 12

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

     The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the Company's stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

     No amendment, modification or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option.

                                   SECTION 13

                                  WITHHOLDING

     13.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of an Option shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

     13.2 Withholding With Stock. At the time the Committee grants an Option, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by the transfer to the Company, or to have the Company withhold from shares of Stock otherwise issuable to the Participant upon the exercise of an Option, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All such elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the Exercise Date. Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

          (a) All elections shall be made on or prior to the Exercise Date

          (b) All elections shall be irrevocable.

          (c) If the Participant is an officer or director of the Company within the meaning of Section 16 or any successor section(s) of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such
     Section 16 and any applicable rules and regulations thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                                   SECTION 14

                              REQUIREMENTS OF LAW

     14.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

     14.2 Federal Securities Laws Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the 1934 Act, to qualify the Option for any exception from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant which describes the Option.

     14.3 Governing Law. The Plan and all Stock Option Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

                                   SECTION 15

                              DURATION OF THE PLAN

     The Plan shall terminate at such time as may be determined by the Board, and no Option shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on February 6, 2003. Options outstanding at the time of the Plan termination shall continue to be exercisable in accordance with the Stock Option Agreement pertaining to such Option.

     Dated: February 6, 1998

ATTEST:                                                APACHE CORPORATION

                 /s/ CHERI L. PEPER                                   /s/ DANIEL L. SCHAEFFER
-----------------------------------------------------  -----------------------------------------------------
                   Cheri L. Peper                                       Daniel L. Schaeffer
                 Corporate Secretary                                      Vice President

================================================================================

                            NOTICE OF ANNUAL MEETING

                                OF SHAREHOLDERS

                                 APRIL 30, 1998

                              AND PROXY STATEMENT


                          [APACHE CORPORATION LOGO]


                              ONE POST OAK CENTRAL

                       2000 POST OAK BOULEVARD, SUITE 100

                           HOUSTON, TEXAS 77056-4400

                                      [RECYCLE LOGO]  Printed on recycled paper.
================================================================================

-------------------------------------------------------------------------------

                         APACHE CORPORATION - 1998 PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned appoints John A. Kocur, George D. Lawrence Jr. and Randolph M. Ferlic as Proxies, with the power of substitution, and authorizes them to represent the undersigned at the annual meeting of shareholders to be held April 30, 1998, or any adjournment thereof, and to vote all the shares of common stock of Apache Corporation held of record by the undersigned on March 12, 1998, as designated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" APPROVAL OF THE APACHE CORPORATION 1998 STOCK OPTION PLAN.



                                                              SEE REVERSE SIDE
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

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                           (Continued from other side)

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

1. Election of directors -- director nominees:
         01   Eugene C. Fiedorek               03  F. H. Merelli
         02   Mary Ralph Lowe                  04  Raymond Plank.

   |_| FOR                               |_|  WITHHOLD AUTHORITY to vote
       all nominees listed above              for all nominees listed above

   (Instruction: To withhold authority to vote for any individual nominee, write the number(s) of such nominee(s) in the box to the right.)

                                   __________________________________________

2. Proposal to approve the Apache Corporation 1998 Stock Option Plan.

                            |_|  FOR       |_|  AGAINST        |_|  ABSTAIN

3. The Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

     Address Change?  Mark Box |_| Indicate change below:


                                         Date ______________________________


                                         ___________________________________
                                         Signature(s)  In  Box
                                         Please sign exactly as name appears
                                         at the left. Joint owners should
                                         each sign. If acting as attorney,
                                         executor, trustee, or in any other
                                         representative capacity, sign name
                                         and title. If signer is a
                                         corporation, please sign full name
                                         by duly authorized officer.
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